Exhibit 99.1

ChantreyVellacottDFK

Securities and Exchange Commission 100 F Street NW WASHINGTON DC 20549 USA	18 May 2010

Dear Sirs

Mayfair Mining & Minerals Inc

We have read item 4.01 of form 8-k dated 14 May 2010 of Mayfair Mining & Minerals Inc and are in agreement with the statements contained in the third, fourth and fifth paragraphs. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Yours faithfully

/s/ CHANTREY VELLACOTT DFK LLP

CHANTREY VELLACOTT DFK LLP

Russell Square House 10-12 Russell Square London WC1B 5LF
Telephone 020 7509 9000 Fax 020 7436 8884 www.cvdtk.com
DX 299 London/Chancery Lane

London Birmingham Brighton & Hove Colchester Croydon Leicester Northampton Reading Stevenage
Chantrey Vellacott DFK LLP is a limited liability partnershp registered in England and Wales (No. 0C313147)
whose registered office is at Russell Square House 10-12 Russell Square London WC1B 5LF
The term 'Partner' denotes a member of a limited liability partnership. A list of members of Chantrey Vellacott DFK LLP is available at our registered office Registered to carry on audit work and regulated for a range of investment business activities by the Institute of Chartered Accountants in England and Wales Chantrey Vellaoott DFK LLP is an independent member firm of :311DRC International an association of independent accounting firms and business advisors

ChantreyVellacottDFK

Mr Clive de Larrabeiti President Mayfair Mining & Minerals Inc South Lodge Paxhill Park LINDFIELD West Sussex RH16 2QY	14 May 2010

Dear Mr de Larrabeiti

This is to confirm that the client-auditor relationship between Mayfair Mining & Minerals Inc (Commission File Number 333-102117) and Chantrey Vellacott DFK LLP has ceased.

Yours faithfully

/s/ CHANTREY VELLACOTT DFK LLP

CHANTREY VELLACOTT DFK LLP

cc:	Office of the Chief Accountant SECPS Letter File Securities and Exchange Commission Mail Stop 9-5 450 Fifth Street, N.W. Washington, D.C. 20549

Russell Square House 10-12 Russell Square London WC1B 5LF
Telephone 020 7509 9000 Fax 020 7436 8884 www.cvdtk.com
DX 299 London/Chancery Lane

London Birmingham Brighton & Hove Colchester Croydon Leicester Northampton Reading Stevenage
Chantrey Vellacott DFK LLP is a limited liability partnershp registered in England and Wales (No. 0C313147)
whose registered office is at Russell Square House 10-12 Russell Square London WC1B 5LF
The term 'Partner' denotes a member of a limited liability partnership. A list of members of Chantrey Vellacott DFK LLP is available at our registered office Registered to carry on audit work and regulated for a range of investment business activities by the Institute of Chartered Accountants in England and Wales Chantrey Vellaoott DFK LLP is an independent member firm of :311DRC International an association of independent accounting firms and business advisors